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                                                                    EXHIBIT 4.11

                AMENDMENT NO. 5 AND WAIVER TO CREDIT AGREEMENT

        The Amendment No. 5 and Waiver to Credit Agreement (this "Amendment") is entered into as of October 15, 2002, by and among Midas, Inc. and Midas International Corporation (collectively, the "Borrowers" and individually, a "Borrower"), the undersigned Lenders, Bank One, NA, as administrative agent (the "Administrative Agent"), and Credit Suisse First Boston, as co-agent (the "Co-Agent").

                                    RECITALS

        A. The Borrowers, the lenders party thereto (the "Lenders"), the Administrative Agent and the Co-Agent are party to that certain Credit Agreement dated as of January 22, 1998 (as amended as of April 3, 1998, February 8, 1999 and November 9, 2001, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

        B. The Borrowers have requested that the Administrative Agent, the Co-Agent and the Lenders further amend and grant certain waivers with respect to the Credit Agreement.

        C. The Administrative Agent, the Co-Agent and the undersigned Lenders are willing to further amend and grant certain waivers with respect to the Credit Agreement on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

        1. Amendments to Credit Agreement. The Credit Agreement shall be amended as follows:

                (a) Section 6.1 of the Credit Agreement is hereby amended by deleting clause(h) thereof in its entirety and replacing it with the following:

                (h) On the first Business Day of each week, a 13-week cash flow plan for itself and its Subsidiaries representing management's good faith estimates of future cash flow performance based on historical performance and prepared on the same basis and in similar detail as that on which operating results are reported, which shall include (i) a statement of all of the material assumptions on which such plan is based, including plans for personnel, capital expenditures and facilities and (ii) a comparison of the plan for the immediately preceding week with the actual results for such week, together with a discussion of the material variances between such plan and actual results and the reasons therefor.

                (i) On the first Business Day of each week, an accounts receivable aging report as of the end of the immediately preceding week with respect to Midas and its Subsidiaries, accompanied by such supporting detail and documentation as the Administrative Agent shall reasonably request.

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                (j)     On the first Business Day of each week, a summary of all
        developments in connection with the refinancing of the Obligations and any proposed or pending disposition of a material portion of the assets of Midas and its Subsidiaries.

                (k) Such other information as the Administrative Agent or any Lender may from time to time reasonably request.

        2.      Waiver.

                (a) Each of the undersigned Lenders hereby waives the default by Midas in the observance of Section 6.18.2 of the Credit Agreement as of September 28, 2002; provided, that (a) such waiver shall only be valid through November 13, 2002 and (b) each Borrower, by its signature below, acknowledges and agrees that, without further action by the Required Lenders, such waiver shall not constitute a waiver of such Default for the purposes of
Section 4.2(a) of the Credit Agreement for the purpose of making Advances or Swing Line Loans or issuing Facility Letters of Credit which would cause the aggregate amount of all outstanding Obligations to exceed $87,500,000.

                (b) In consideration of waivers provided for in this Amendment, absent further action by the Required Lenders, from and after the date hereof (i) all future Advances shall be made as Alternate Base Rate Advances, (ii) the Applicable ABR Margin and the Applicable Eurodollar Margin shall be equal to 1.25% and 2.50%, respectively, until adjusted in accordance with the definitions thereof, which adjustment, if any, shall be retroactive to the date hereof, (iii) all Eurodollar Advances shall be automatically converted to Alternate Base Rate Advances at the end of their current Interest Periods and
(iv) all Advances (which for purposes hereof shall include Swing Line Loans) shall bear interest at the default rate specified in Section 2.10 of the Credit Agreement and all Facility Letter of Credit fees shall be computed at the default rate specified in Section 2.18.6 of the Credit Agreement.

        3. Representations and Warranties of the Borrowers. Each Borrower represents and warrants that:

                (a) The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

                (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

                                        2

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        4.      Effective Date. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

                (a) Executed Amendment. Receipt by the Administrative Agent of duly executed counterparts of this Amendment from the Administrative Agent, the Borrowers and the Required Lenders.

                (b) Amendment Fee. The Borrowers shall have paid to the Administrative Agent, for the benefit of the Lenders party hereto (provided that such Lenders execute and deliver counterparts of this Amendment to the Administrative Agent prior to 1:00 p.m. (Chicago time) on October 22, 2002), an amendment fee in an amount equal to ten (10) basis points on each such Lender's Commitment.

        5.      Reference to and Effect Upon the Credit Agreement.

                (a) Except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any Default or Unmatured Default or any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and each Borrower hereby fully ratifies and affirms each Loan Document to which it is a party.

                (b) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

        6. Costs and Expenses. The Borrowers hereby affirm their joint and several obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Administrative Agent with respect thereto.

        7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

        9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                                        3

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        10.     Reaffirmation of Guaranty. Each of Midas and International
hereby reaffirms its obligations under Article XIII and Article XIV, respectively, of the Credit Agreement.

        11. Acknowledgment. Each Borrower hereby waives, discharges and forever releases the Administrative Agent, the Arranger, the Co-Agent and each of the Lenders, and each of their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that such Borrower has or may have had at any time through (and including) the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to any Borrower or whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent's, the Arranger's, the Co-Agent's or any Lender's actions or omissions in connection with the Credit Agreement or the other Loan Documents, including any amendments or modifications thereto, or otherwise.

                            [signature pages follow]

                                        4

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                IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                              MIDAS, INC.


                                              By: /s/ [ILLEGIBLE]
                                                 -------------------------------
                                              Its: SVP/CFO
                                                  ------------------------------

                                              MIDAS INTERNATIONAL
                                              CORPORATION


                                              By: /s/ [ILLEGIBLE]
                                                 -------------------------------
                                              Its: SVP/CFO
                                                  -----------------------------

                                              BANK ONE, NA, individually and as
                                              Administrative Agent


                                              By: /s/ Jacqueline P. Yardley
                                                 -------------------------------
                                              Its: Senior Vice President
                                                  ------------------------------

                                              CREDIT SUISSE FIRST BOSTON,
                                              Individually and as Co-Agent


                                              By: /s/ Mark E. Gleason
                                                 -------------------------------
                                              Its: DIRECTOR
                                                  ------------------------------

                                              By: /s/ Cassandra Droogan
                                                 -------------------------------
                                              Its: ASSOCIATE
                                                  ------------------------------

                                              ABN AMRO BANK N.V.


                                              By: /s/ Steven C. Wimpenny
                                                 -------------------------------
                                              Its: GROUP SENIOR VICE PRESIDENT
                                                  ------------------------------

                                              By: /s/ Clifford S. Blasberg
                                                 -------------------------------
                                              Its: GROUP VICE PRESIDENT
                                                  ------------------------------


                           Signature Page to Amendment
                      No. 5 and Waiver to Credit Agreement

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                                              BNP PARIBAS


                                              By: /s/ Bosalie C. Hauley
                                                 -------------------------------
                                              Its: Director
                                                  ------------------------------


                                              By: /s/ Peter Labrie
                                                 -------------------------------
                                              Its: Central Region Manager
                                                  ------------------------------

                                              MIZUHO CORPORATE BANK, LTD.


                                              By:
                                                 -------------------------------
                                              Its:
                                                  ------------------------------

                                              THE NORTHERN TRUST COMPANY


                                              By: /s/ Christopher L. Mckean
                                                 -------------------------------
                                              Its: SECOND VICE PRESIDENT
                                                  ------------------------------

                                              U.S. BANK NATIONAL ASSOCIATION


                                              By: /s/ R. Michael Newton
                                                 -------------------------------
                                              Its: Vice President
                                                  ------------------------------

                           Signature Page to Amendment
                      No. 5 and Waiver to Credit Agreement